                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                               January 29, 1998
                     -----------------------------------
                Date of Report (Date of earliest event reported)



                             Phoenix Network, Inc.
                     -----------------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                     0-17909                   84-0881154
 --------------             ---------------          ---------------------
(State or other              (Commission                (I.R.S. Employer
 jurisdiction of             File Number)              Identification No.)
 incorporation)



       13952 Denver West Parkway, Building 53, Golden, Colorado  80402
      -----------------------------------------------------------------
                    (Address of principal executive offices)



                              (303) 215-5500
                     -----------------------------------
              (Registrant's telephone number, including area code)
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ITEM 5.         OTHER EVENTS.

                On January 6, 1998, Phoenix Network, Inc. (the "COMPANY"), Qwest Communications International Inc. ("QWEST") and Qwest 1997-5 Acquisition Corp. ("QWEST SUBSIDIARY") entered into a definitive Agreement and Plan of Merger dated as of December 31, 1997. On January 29, 1998, the Company, Qwest and Qwest Subsidiary amended and restated such Agreement and Plan of Merger in its entirety pursuant to the Amended and Restated Agreement and Plan of Merger dated as of December 31, 1997 (the "MERGER AGREEMENT"), in order to (i) delete certain references to the shares of Series I Convertible Preferred Stock, par value $.001 per share, of the Company, all of which had been converted into shares of common stock, par value $.001 per share, of the Company (the "COMPANY COMMON STOCK") pursuant to their terms, and certain requirements relating thereto, (ii) reflect the two-for-one stock split announced on January 20, 1998 by Qwest's Board of Directors, payable on February 24, 1998 as a dividend to the holders of record of common stock, par value $.01 per share, of Qwest (the "QWEST COMMON STOCK") on February 2, 1998 (the "QWEST STOCK SPLIT") and (iii) clarify the terms of the Merger Consideration (as defined below). The Merger Agreement provides for a merger (the "MERGER") of Qwest Subsidiary with and into the Company with the Company being the surviving corporation (the "SURVIVING CORPORATION"). The Merger will result in the Company becoming a wholly-owned subsidiary of Qwest at the time that the Merger becomes effective under applicable laws (the "EFFECTIVE TIME"). The Company and Qwest intend that the Merger qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

                The Board of Directors of the Company has fixed February 9,
1998 as the record date for the annual meeting of stockholders of the Company at which the stockholders of the Company will, among other things, vote upon a proposal to approve and authorize the Merger Agreement and the Merger. As such, only stockholders of record of Phoenix Common Stock at the close of business on February 9, 1998 will be entitled to notice of and to vote at the annual meeting of stockholders. The Board of Directors has fixed March 30, 1998 as the date on which the annual meeting of stockholders of the Company will be held.

                A copy of the Merger Agreement is filed herewith as Exhibit
99.1. The following description of the Merger Agreement is qualified by reference to the Merger Agreement. All references to Qwest Common Stock, unless otherwise indicated, shall be deemed to refer to Qwest Common Stock after giving effect to the Qwest Stock Split.

                The Merger Agreement provides for the merger of Qwest Subsidiary with and into the Company, pursuant to which all outstanding shares of Company Common Stock will be acquired for (i) that number of shares of Qwest Common Stock having an aggregate market value equal to $28.5 million, subject to certain adjustments and limitations described below (the "STOCK CONSIDERATION") and (ii) certain cash consideration, if any, payable promptly following the Contingent Cash Consideration Date (as defined below) in an aggregate maximum amount of $4.0 million in cash, contingent upon the outcome of certain litigation described below, plus interest at the rate of 7.0% per annum, compounded annually, from the date of the closing of the Merger (the "CLOSING DATE") to, but excluding, the Contingent Cash Consideration Date (as defined below) (the "CONTINGENT CASH CONSIDERATION"). The Stock Consideration and the Contingent Cash Consideration are collectively referred to below as the "MERGER CONSIDERATION." The Merger Consideration will be paid to persons who are the record holders of Company Common Stock immediately prior to be Effective Time of the Merger.

                Stock Consideration. Each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive that number of shares of Qwest Common Stock equal to (i) the quotient obtained by dividing the Acquisition Value
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(as defined below) by the Effective Time Adjusted Average Market Price (as
defined below) by (ii) the Aggregate Number (as defined below).

                Contingent Cash Consideration. The amount per share of Company Common Stock, if any, to be paid by Qwest in cash promptly following the Contingent Cash Consideration Date shall be equal to the quotient obtained by dividing (i) the sum of (1)(A) $4,000,000 minus (B) the LDDS Liability (as defined below) plus (C) any amounts recovered by any of Qwest and its subsidiaries on or before the Contingent Cash Consideration Date under the Van Essen Indemnification and Hold Harmless Agreement (as defined in the Merger Agreement) (net of all out-of-pocket costs, fees and expenses, including, without limitation, the fees and disbursements of counsel and the expenses of litigation, incurred in collecting such amounts, in each case to the extent not reimbursed pursuant to the Van Essen Indemnification and Hold Harmless Agreement) plus (2) interest on the amount determined in accordance with the preceding clause (1) at a rate of 7% per annum, compounded annually, from the Closing Date to, but excluding, the Contingent Cash Consideration Date by (ii) the Aggregate Number; provided that, if there has not occurred a settlement or other final, nonappealable resolution of the litigation styled LDDS/WorldCom, Inc. and Dial-Net, Inc. v. Automated Communication, Inc. and Judy Van Essen Kenyon, C.A. No. 3:93-CV-463 (WS) (U.S.D.C. S.D. Miss) (the "LDDS LITIGATION"), on or prior to the Contingent Cash Consideration Date, no cash shall be paid by Qwest.

                Definitions. For the purposes of the Merger Agreement, the following terms have the meanings assigned to them below:

                "ACQUISITION VALUE" means the amount by which (1) $28,500,000 exceeds (2) the sum of the aggregate amount paid and payable by the Company as of the Effective Date pursuant to (A) paragraph
                A.14.1 of Attachment A to the Resale Solutions Switched Services Agreement dated December 1996 between the Company and Sprint Communications Company L.P. with respect to the difference between the Company's Actual Net Usage (as defined therein) and $12,000,000 during months 1-12 of the term of such agreement and (B) Section 3 of the Carrier Agreement between the Company and MCI Telecommunications Corporation with respect to the difference between the Company's Usage Charges (as defined therein) and its Annual Commitment (as defined therein) during the term of such agreement.

                "AGGREGATE NUMBER" means the sum of (a) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time and (b) the number of shares of Company Common Stock that would be issued if all warrants that are not cancelled or otherwise terminated in accordance with Section 7.1(j) of the Merger Agreement were exercised in accordance with their terms immediately prior to the Effective Time.
                Section 7.1(j) of the Merger Agreement provides that all options, warrants and other rights to acquire capital stock of the Company that are not exercised as of the Effective Time will be cancelled or otherwise terminated, except that warrants to purchase up to 378,333 shares of Company Common Stock in the aggregate may remain outstanding at the Effective Time if (a) the Company shall have used commercially reasonable efforts to cause the cancellation or other termination of such warrants and (b) only shares of Qwest Common Stock (and no
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                equity securities of the Surviving Corporation or any other person) shall be issuable upon exercise of such warrants after the Effective Time.

                "AVERAGE MARKET PRICE" per share of any class of stock on any date means the average of the daily closing prices of the shares of such stock for the fifteen (15) consecutive trading days commencing twenty (20) trading days before such date.

                "CONTINGENT CASH CONSIDERATION DATE" means the date that is the earlier of (1) the third anniversary of the Closing Date and
                (2) the date as of which Qwest shall have determined, in the exercise of its reasonable judgment and after having exercised commercially reasonable efforts to obtain recovery under the Van Essen Indemnification and Hold Harmless Agreement, that it is not reasonably likely in the circumstances that Qwest and its subsidiaries shall recover substantial additional amounts under such agreement on or before the third anniversary of the Closing Date (net of all out-of-pocket costs, fees and expenses, including, without limitation, the fees and disbursements of counsel and the expenses of litigation, incurred in connection with collecting such amounts, in each case to the extent not reimbursed or likely to be reimbursed pursuant to the Van Essen Indemnification and Hold Harmless Agreement on or before the third anniversary of the Closing
                Date); provided that in no event shall any of Qwest and its subsidiaries be required to exercise more than commercially reasonable efforts with respect to such recovery.

                "EFFECTIVE TIME ADJUSTED AVERAGE MARKET PRICE" means (i) the Average Market Price per share of Qwest Common Stock at the Effective Time if such Average Market Price is equal to or greater than $26.25 and equal to or less than $33.75, (ii) $26.25 if the Average Market Price per share of Qwest Common Stock at the Effective Time is equal to or greater than $23.75 and less than $26.25, (iii) $33.75 if the Average Market Price per share of Qwest Common Stock at the Effective Time is equal to or less than $36.25 and greater than $33.75, (iv) $26.25 less fifty percent (50%) of the amount by which the Average Market Price per share of Qwest Common Stock at the Effective Time is less than $23.75 if such Average Market Price is less than $23.75, or (v) the sum of (x) $33.75 and (y) fifty percent (50%) of the amount by which the Average Market Price per share of Qwest Common Stock at the Effective Time is greater than $36.25 if such Average Market Price is greater than $36.25.

                "LDDS LIABILITY" means the aggregate amount of any Loss (as defined in the Merger Agreement) of any of Qwest and its subsidiaries, (including, without limitation, any of the Company, the Surviving Corporation, Automated Communication, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company and their subsidiaries) in connection with, arising from or related to (1) the LDDS Litigation or (2) any other Action (as defined in the Merger Agreement) based, in whole or in part, upon facts involved in the LDDS Litigation, in each case, including, without limitation, any damages, or any fees, expenses or other disbursements of counsel.

                The Board of Directors of the Company has by resolution (the "BOARD APPROVAL") (a) determined that the Merger and the other Transactions contemplated by the Merger Agreement (collectively, the "TRANSACTIONS"), taken as a whole, are in the best interests of the Company and its stockholders, (b) approved the Merger Agreement and the Merger, (c) approved the other agreements contemplated by the Merger Agreement and the other Transactions and (d) recommended that the stockholders of the Company approve the Merger Agreement and the Merger. J.C. Bradford & Co., L.L.C. ("J.C. BRADFORD") delivered to the Board of Directors of the Company its written opinion to the effect that, as of January 6, 1998, the Merger Consideration to be received by the holders of Company Common Stock in the Merger is fair to such stockholders from a financial point of view. J.C. Bradford affirmed such opinion on January 29, 1998.

                The Merger Agreement contains customary representations, warranties, covenants and agreements of the parties and (a) covenants of the Company and Qwest to prepare a proxy statement and registration statement, respectively, with respect to the approval of the Merger Agreement and the Merger, and (b) covenants of the Company (1) to call and convene the Company Stockholders Meeting (as defined in the Merger Agreement) to consider the approval of the Merger Agreement and the Merger and (2) not to solicit, negotiate, recommend or accept proposals with respect to Business Combination Transactions (as defined in the Merger Agreement) or enter into Business Combination Transactions.

                The Merger Agreement contains customary conditions to the obligations of the parties to effect the Merger, including (1) the approval of the Merger Agreement and the Merger by holders of a majority of the outstanding shares of Company Common Stock, (2) receipt of all necessary regulatory approvals, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the delivery to the Company of an opinion of the independent auditors of the Company to the effect that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and (4) the execution and delivery of certain other documents relating to the Merger.

                The Merger Agreement provides for the closing of the Merger to occur on the later of (a) the first business day following the day on which the last to be satisfied or waived of the conditions precedent to the obligations of the parties under the Merger Agreement shall have been satisfied or waived, as the case may be, and (b) such other time as the parties may agree. The parties expect the closing of the Merger to occur in the second quarter of 1998.

                The Merger Agreement permits each of the parties to terminate the parties' respective obligations to effect the Merger at any time after May 31, 1998 and permits one party or both parties, as the case may be, to terminate such obligations upon the occurrence of certain events, including (a) the breach by a party of its representations, warranties, covenants and agreements in the Merger Agreement, (b) the occurrence of a circumstance or event that constitutes either (1) a Material Adverse Effect (as defined in the Merger Agreement) (other than an Event of Default (as defined) under the Credit Agreement (as defined in the Merger Agreement)) with respect to the Company or
(2) an Event of Default under the Credit Agreement and the debt thereunder shall become due and payable or the Lender thereunder shall have exercised any rights or remedies in connection therewith, (c) the failure of the stockholders of the Company to approve the Merger Agreement and the Merger, (d) in general, the authorization, recommendation or proposal by the Board of Directors of the Company of (or the public announcement of its intention to authorize, recommend or propose) an agreement with respect to a Business Combination Transaction with a person other than Qwest or Qwest Subsidiary, the recommendation by the Board that the stockholders of the Company accept or approve any such Business Combination Transaction or the failure by the Board to timely publicly confirm the Board Approval in response to a tender offer or exchange offer for the Company Common Stock and (e) the occurrence of a Business Combination Transaction (other than the Transactions).

                The Merger Agreement provides for the payment of liquidated damages of $100,000 by a party to the other party or parties, as the case may be, under certain circumstances upon or following the termination of the parties' obligations to effect the Merger, and the payment of $3,000,000 under certain circumstances by the Company to Qwest and Qwest Subsidiary if a Business Combination Transaction (other than the Transactions) occurs on or before January 5, 1999.

                Contemporaneously with the execution of the Merger Agreement, Qwest entered into voting agreements and proxies (each such agreement and proxy, a "VOTING AGREEMENT") with certain principal stockholders of the Company beneficially owning 7,377,139 shares of the Company Common Stock in the aggregate, which shares constitute approximately 20.5% of all outstanding shares of the Company Common Stock on January 29, 1998. Each such Voting Agreement provides for, among other things, (a) the agreement of such principal stockholder to cause all shares of the Company Common Stock beneficially owned by such principal stockholder as of the date of the Merger Agreement to be counted for purposes of determining the existence of a quorum at the Company Stockholders Meeting, to cause all such shares to be voted against any action or agreement that would result in a breach of the Merger Agreement, impede or delay the conclusion of the Transactions (as defined in the Merger Agreement) or materially reduce the benefits of the Transactions to Qwest or Qwest Subsidiary and to cause all such shares to be voted to approve the Merger Agreement and the Merger and against any Business Combination Transaction (as defined in the Merger Agreement) other than the Transactions and (b) grant to Qwest and Qwest Subsidiary of an irrevocable proxy in connection therewith. Each such principal stockholder has agreed in its Voting Agreement not to transfer any shares of the Company Common Stock subject to the Voting Agreement. Each Voting Agreement will terminate the day following the termination date under the Merger Agreement; provided that Qwest may by written notice delivered from time to time terminate all or any of its rights under any such Voting Agreement and the proxy granted pursuant thereto. The form of the Voting Agreements is attached as Exhibit A to the Merger Agreement filed herewith. The foregoing description of the Voting Agreements is qualified by reference to Exhibit A to the Merger Agreement filed herewith.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

                (c)       Exhibits.

                          99.1 Amended and Restated Agreement and Plan of Merger dated as of December 31, 1997 among Phoenix Network, Inc., Qwest Communications International Inc. and Qwest 1997-5 Acquisition Corp.


                          99.2 Press Release, released on February 6, 1998, announcing the record date and the date of the annual meeting of stockholders of Phoenix Network, Inc.

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 9, 1998                     Phoenix Network, Inc.



                                         By:   /s/ Wallace M. Hammond
                                             -----------------------------------
                                             Wallace M. Hammond, President
                                             and Chief Executive Officer

                                 EXHIBIT INDEX


                Exhibits                   Description
                --------                   -----------
                99.1              Amended and Restated Agreement and Plan of Merger dated as of December 31, 1997 among
                                  Phoenix Network, Inc., Qwest Communications International Inc. and Qwest 1997-5
                                  Acquisition Corp.



                99.2              Press Release, released on February 6, 1998, announcing the record date and the date of the annual meeting of stockholders of Phoenix Network, Inc.


